Exhibit 1.1

AVALONBAY COMMUNITIES, INC.

Medium-Term Notes

Due Nine Months or More From Date of Issue

TERMS AGREEMENT

May 8, 2019

AvalonBay Communities, Inc.

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

Reference is made to that certain Amended and Restated Distribution Agreement dated as of December 16, 2013 (including any exhibits and schedules thereto, the “Distribution Agreement”), by and among AvalonBay Communities, Inc., a Maryland corporation (the “Company” or “AvalonBay”), and the agents named therein. The entities listed on Schedule 1 hereto are collectively referred to herein as the “Agents.” Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have agreed to act as the representatives (the “Representatives”) of the Agents in connection with this Terms Agreement (this “Agreement”). Capitalized terms used, but not defined, in this Agreement are used in this Agreement as defined in the Distribution Agreement. For the avoidance of doubt, as used in the Distribution Agreement, (i) the term “registration statement” shall refer to the Company’s registration statement on Form S-3ASR (File No. 333-223183) filed with the Commission on February 23, 2018, (ii) the term “Prospectus Supplement” shall refer to the prospectus supplement supplementing the registration statement and setting forth the terms of the offer of the Notes contemplated in the Distribution Agreement, filed with the Commission on February 23, 2018, and (iii) the term “Indenture” shall refer to the Indenture, dated February 23, 2018, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated March 26, 2018, between the Company and the Trustee, and the Second Supplemental Indenture, dated May 29, 2018, between the Company and the Trustee. This Agreement is one of the Written Terms Agreements referred to in Section 4(a) of the Distribution Agreement. The first offer of Notes (as defined below) for purposes of the term “Time of Sale Prospectus” under the Distribution Agreement shall be 3:32 p.m. Eastern Time on May 8, 2019.

In accordance with and subject to the terms and conditions stated in this Agreement, the Distribution Agreement and those certain Appointment Agreements dated as of the date hereof (the “Appointment Agreements”), by and between the Company and each of BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., which agreements are incorporated herein in their entirety and made a part hereof, the Company agrees to sell to the Agents, and each of the Agents severally agrees to purchase, as principal, from the Company the aggregate principal amounts set forth opposite its name in Schedule 1 hereto of the Company’s 3.300% Notes due 2029 (the “Notes”), which Notes are identified on Schedule 2 hereto. If one or more of the Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase under this Agreement, the procedures set forth in Section 4(a) of the Distribution Agreement shall apply.

The obligations of the Agents to purchase Notes shall be subject, in addition to the conditions precedent listed in the Distribution Agreement, to the delivery of the following documents to the Representatives, on or before the Settlement Date:

1.              the opinions and letters referred to in Sections 6(a), 6(b) and 6(c) of the Distribution Agreement, each dated the Settlement Date and otherwise in substantially the same form as was delivered in connection with the Company’s March 26, 2018 public offering of medium-term notes (the “Prior Offering”);

2.              the letters of Ernst & Young LLP referred to in Section 6(d) of the Distribution Agreement, dated the date hereof and the Settlement Date and otherwise in substantially the same forms as were delivered in connection with the Prior Offering; and

3.              the officers’ certificate referred to in Section 6(e) of the Distribution Agreement, dated the Settlement Date and otherwise in substantially the same form as was delivered in connection with the Prior Offering.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives of the Agents and their counsel. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

Further, the Company acknowledges the following:

1.              In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

2.              In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in the foregoing two paragraphs:

•                        “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

•                  “Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

•                  “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

•                  “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

In addition, Schedule 3 hereto contains a list of all free writing prospectuses, as defined under Rule 405 of the Securities Act, which are included in the Time of Sale Prospectus pursuant to Section 1 of the Distribution Agreement.

Notwithstanding anything in this Agreement or the Distribution Agreement to the contrary, Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to or the consent of any party, assign its rights and obligations under this Agreement to BofA Securities, Inc. (or to any other wholly-owned broker-dealer subsidiary of Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred).

This Agreement shall be governed by the laws of the State of New York. This Agreement, the Distribution Agreement and the Appointment Agreements constitute the entire agreement of the parties regarding the offering of Notes contemplated by this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Kevin P. O’Shea
Name:	Kevin P. O’Shea
Title:	Chief Financial Officer

[Signature Page to Terms Agreement]

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

For themselves and as Representatives of the Agents named on Schedule 1 hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Kelly Cheng
Name:	Kelly Cheng
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature Page to Terms Agreement]

Schedule 1

AGENTS’ ALLOCATIONS

2029 Notes

Agent	Aggregate Principal Amount of 2029 Notes
Wells Fargo Securities, LLC	$54,000,000
Barclays Capital Inc.	$54,000,000
J.P. Morgan Securities LLC	$54,000,000
Citigroup Global Markets Inc.	$27,900,000
Deutsche Bank Securities Inc.	$27,900,000
Goldman Sachs & Co. LLC	$27,900,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$27,900,000
Morgan Stanley & Co. LLC	$27,900,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$22,500,000
SunTrust Robinson Humphrey, Inc.	$22,500,000
TD Securities (USA) LLC	$22,500,000
BNY Mellon Capital Markets, LLC	$13,500,000
PNC Capital Markets LLC.	$13,500,000
RBC Capital Markets, LLC.	$13,500,000
Samuel A. Ramirez & Company, Inc.	$13,500,000
Scotia Capital (USA) Inc.	$13,500,000
U.S. Bancorp Investments, Inc.	$13,500,000
$450,000,000

Schedule 2

AVALONBAY COMMUNITIES, INC.

TERMS OF THE NOTES

(See Attached.)

Schedule 3

FREE WRITING PROSPECTUSES

INCLUDED IN TIME OF SALE PROSPECTUS

Non-Deal Roadshow Presentation, dated May 7, 2019

Roadshow Presentation, dated May 8, 2019